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                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-105242



            Prospectus Addendum to Prospectus Supplement No. 301 and Prospectus Supplement No. 302 to the Prospectus dated May 21, 2003, and the
                    Prospectus Supplement dated May 21, 2003.

                          THE GOLDMAN SACHS GROUP, INC.

                           Medium-Term Notes, Series B

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               Exchangeable Notes and Mandatory Exchangeable Notes

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        You should read the accompanying prospectus supplement, which gives the specific terms of the offered notes, together with the accompanying prospectus supplement No. 301 to the prospectus dated May 21, 2003 and prospectus supplement dated May 21, 2003 of The Goldman Sachs Group, Inc. or the accompanying prospectus supplement No. 302 to the prospectus dated May 21, 2003 and prospectus supplement dated May 21, 2003 of The Goldman Sachs Group, Inc. When you read the supplement with the specific terms of the offered notes, please note the following:

    o all references to the prospectus supplement No. 188 to the prospectus dated June 25, 2001, as supplemented by the prospectus supplement dated June 25, 2001, or to any sections of those documents, should refer instead to the accompanying prospectus supplement No. 301 to the prospectus dated May 21, 2003, as supplemented by the accompanying prospectus supplement dated May 21, 2003, or to the corresponding sections of these accompanying documents, and the accompanying prospectus supplement No. 301 as so supplemented supersedes the prospectus supplement No. 188 as so supplemented; and

    o references to the prospectus supplement No. 189 to the prospectus dated June 25, 2001, as supplemented by the prospectus supplement dated June 25, 2001, or to any sections of those documents should refer instead to the accompanying prospectus supplement No. 302 to the prospectus dated May 21, 2003, as supplemented by the prospectus supplement dated May 21, 2003, or to the corresponding sections of these accompanying documents, and the accompanying prospectus supplement No. 302 as so supplemented supersedes the prospectus supplement No. 189 as so supplemented.

        Goldman, Sachs & Co. will, and other affiliates of Goldman Sachs may, use this prospectus addendum in connection with offers and sales of the notes in market-making transactions.

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                              GOLDMAN, SACHS & CO.

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                     Prospectus Addendum dated May 21, 2003.